As Filed with the Securities and Exchange Commission on March 21, 2016

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRECIOUS METALS EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

1000
(Primary Standard Industrial Classification Code Number)

47-3636050
(I.R.S. Employer Identification Number)

6 Rietfontein Road, Edenburg, Rivonia, Sandton, 2128, Republic of South Africa; Telephone Number - (27-11) 234-7976
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents of America, Inc. 311 West Third Street, Carson, NV 89703; Telephone: (775) 888-4070
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Donald P. Hateley, Esq. Hateley & Hampton 201 Santa Monica Blvd., Suite 300 Santa Monica, California 90401 (310) 576-4758
As soon as practical after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, $0.0000001 par value per share	3,000,000 shares	$0.05	$150,000	$15.11

(1)	3,000,000 shares are being offered by a direct offering at the price of $0.05 per share.

(2)	The costs of the offering are estimated to be $50,000, which, would result in net proceeds to the Company of $100,000.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRECIOUS METALS EXPLORATION CORP.

3,000,000 SHARES OF COMMON STOCK

$0.05 per share

Precious Metals Exploration Corp. (the “Company,” “we,” or “our”) is offering on a self-underwritten, best-efforts basis a maximum of 3,000,000 shares of its common stock at a price of $0.05 per share. This is our initial offering of common stock and no public market exists for the securities we are offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. We are offering the shares on a “self-underwritten,” best-efforts, directly through our officers and directors. The shares will be offered at a fixed price of $0.05 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares an investor is required to purchase. Robert Russell, our officer and director and Sean Meadon, our other officer, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officers and director and they will not participate in the offering. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. Our intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares of common stock registered in this registration statement is completed or (ii) when the offering period ends (180 days from the effective date of this prospectus); or (iii) when the Board of Directors decides it is in our best interest to terminate the offering prior to completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part. We will not extend the offering period beyond one hundred eighty (180) days from the effective date of this prospectus.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in us is an illiquid investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Maximum	3,000,000	$0.05	$0.00	$150,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 21, 2016

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Through and including April 15, 2016 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current on as of its date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the following summary together with the more detailed information in this prospectus and review our financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to Precious Metals Exploration Corp. As of the date of our most recent audit, December 31, 2015, we had $3,516 in total assets.

PRECIOUS METALS EXPLORATION CORP.

Organization

We were incorporated in the State of Nevada as a for-profit company on March 27, 2015, under the name Precious Metals Exploration Corp. and our incorporator appointed Robert Russell, our sole director. On March 27, 2016, Mr. Russell was appointed as the Company’s Chief Executive Officer, President, Treasurer and Chief Financial Officer. Mr. Russell appointed Sean Meadon, to fill a vacancy on the board and Mr. Meadon was appointed as the Company’s Chief Operating Officer and Secretary. To date, we have limited operations and are implementing our business plan to set up a surface clean-up and retreatment operation to set up a primary washing and screening plant in South Africa in order to process surface and near surface mineral deposits which will minimize the capital mining companies require to commence mining operations. The target minerals are the gold and platinum group metals (“PGM”). We have established a fiscal year end of December 31. On March 31, 2015, we acquired a 74% interest in Anganna Investments 143 (Pty) Ltd., a South African corporation, which is our subsidiary. On March 17, 2016, we amended our Articles of Incorporation to add additional provisions to them.

On March 27, 2015, we issued 40,000,000 shares of our $0.0000001 par value common stock, valued at $0.0001 per share, to our 2 initial shareholders, which includes 20,000,000 common shares to Robert Russell, in exchange for organizational services incurred in our formation, which our sole director valued at $0.0001 per share, or $2,000 for preformation services rendered to develop our organization, and business model. On March 27, 2015, we also issued 20,000,000 shares of our $0.0000001 par value common shares to our other initial shareholder, Sean Meadon, our chief operating officer and secretary, in exchange for organizational services incurred in our formation, which our sole director valued at $0.0001 per share, or $2,000 for preformation services rendered to us for assisting in our organization. As of December 31, 2015, we have incurred $30,308 in operational expenses. We anticipate our burn rate will be approximately $1,000 per month. We believe that our present capital is insufficient to cover our monthly burn rate for the next 12 months. We believe that we will require approximately $150,000 in cash to accomplish the goals set out in our plan of operation, which is to develop our mine surface clean-up and retreatment operation. To the extent we are unable to accomplish our goals with the proceeds from the issuance of our common stock, then we intend to raise additional capital from investors through the sale of our common stock or from loans or advances from our majority shareholders.

Our principal business, executive and registered statutory office is located at 6 Rietfontein Road, Edenburg, Rivonia, Sandton, 2128, Republic of South Africa and our telephone number is (27-11) 234-7976, fax is (27-11) 234-7976 and email contact is robert@preciousmetalsexploration.com. Our URL address is www.preciousmetalsexploration.com.

Business

We are a newly formed company that commenced operations on March 27, 2015. Our activities have been limited to organizational and business development activities. On December 12, 2014, Oelofsen Anna Catharina established Anganna Investments 143 (Proprietary) Limited (“Anganna”), a South African corporation under section 14 of the Companies Act, 2008. Ms. Catharina was Anganna’s incorporator and its initial director. On January 30, 2015, Ms. Catharina appointed Robert Russell, one of our director and chief executive officer as Anganna’s sole director and Ms. Catharina resigned. On January 20, 2015, Mr. Russell issued 26 shares of Anganna’s stock to The Magwe Trust IT: 8009/02 (“The Magwe Trust”), which is a Black Economic Empowerment partner for $26. On March 31, 2015, Anganna issued 74 shares to us representing 74% of Anganna’s ownership for $74. Under South African law, we are required to have a Black Economic Empowerment partner to conduct our operations. Anganna has applied for a South African precious metals deposit with the South African Department of Mineral Resources. Other than the formation and issuance of its shares, Anganna does not have an operating history or any assets.

Anganna Investments 143 (Proprietary) Limited has applied for a South African surface mining permit with the South African Department of Mineral Resources.

We are currently focused on setting up a surface clean-up and retreatment operation, targeting both in-house and third party surface deposits. We intend to raise capital to set up a primary washing and screening plant and then plan to add on a crushing and gravity recovering circuit.

We intend to fund the application phase, exploration phase and working capital needs through the sale of our common stock.

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The Market Opportunity

We intend, through our surface clean up, retreatment plant and allied services, to exploit the demise of Johannesburg’s 125 year old gold mining industry by tapping into the mine dumps or surface tailings that scar much of the city’s East and West Rand and intend to extract their leftover bullion. South African’s gold industry in its current form is declining and we believe the next logical step is for mines to close.

Tailings consist of ground rock and process effluents that are generated in a mine processing plant. Mechanical and chemical processes are used to extract the desired product from the run of the mine ore and produce a waste stream known as tailings. This process of product extraction is never 100% efficient, nor is it possible to reclaim all reusable and expended processing reagents and chemicals. The unrecoverable and uneconomic metals, minerals, chemicals, organics and process water are discharged, normally as slurry, to a final storage area commonly known as a Tailings Management Facility (TMF) or Tailings Storage Facility (TSF).

Tailings are generally stored on the surface either within retaining structures or in the form of piles (dry stacks) but can also be stored underground in mined out voids by a process commonly referred to as backfill.

South African surface tailings typically contain around 0.3g/ton of leftover gold, which has become profitable to mine thanks to improved technology, low overheads and a gold price that is currently near $1,228/oz.

The commercial incentive for extracting this gold from South Africa’s mine dumps, many of which are more than 60-years old, is one way to mitigate job losses at deep-level mines where the cost of mining as deep as 3km below surface is fast becoming prohibitive. We believe that we can play an important role in reducing the likelihood that the cost of rehabilitating surface tailings could one day be shifted to the tax payer if traditional mining companies disappear.

We are currently in negotiations for a surface mining permit which will give us the rights to surface tailings for gold and other associated metals at a property located at Boksburg, (Greater Johannesburg) where previously existing mines are on the Witwatersrand East Rand in South Africa.

There are additional platinum group metals (“PGM”) located on the Western and Northern Limbs of the Bushveld Igneous Complex. These deposits consist of surface and shallow deposits which are available and within the scope of our business plan. As of the date of this registration statement, we have not applied for the gold mining permits.

As of the date of this Prospectus, we have 40,00,000 shares of $0.0000001 par value common stock issued and outstanding, which is owned by 2 shareholders. The aggregate market value of our common stock based on the offering price of $0.05 per share is $2,000,000. Our stockholders’ deficit as of our most recent audit is ($30,308).

Competition

We compete for industry participants with other companies that offer similar services.

While there is no clear leader or one distinct competitor in the South African marketplace that provides turnkey solutions to the surface mining and tailings rehabilitation industry We intend to continue to develop services that we believe will be valuable to clients. We believe that we can become a market dominant brand, but there can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to maintain significant levels of revenues, or recognize net income for providing our services.

THE OFFERING

We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. The offering is being conducted on a self-underwritten, best efforts, basis, which means our chief executive officer and director, Robert Russell and our chief operating office and secretary, Sean Meadon, will attempt to sell the shares. This prospectus will permit them to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Robert Russell and and Sean Meadon will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitations, telephone and personal contact.

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The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

The Issuer:	Precious Metals Exploration Corp.

Securities being Offered:	3,000,000 shares of common stock, $0.0000001 par value.

Offering Price per Share:	$0.05

Offering Period:	The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Subscriptions	All subscriptions once accepted by us are irrevocable. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us.

Registration Costs:	We estimate our total offering registration costs to be approximately $50,000

Risk Factors	The purchase of our common stock involves a high degree of risk. The common shares we offer in this prospectus are for investment purposes only and currently no market for our common stock exists. Please refer to the section entitled “Risk Factors” and “Dilution” before making an investment in our stock.

Trading Market:

None. We will seek a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”); however, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Gross Proceeds to Us:	$150,000 in the event all 3,000,000 shares are sold.

Use of Proceeds	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding Before the Offering:	40,000,000 common shares

Number of Shares Outstanding After the Offering assuming all 3,000,000 shares are sold:	43,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

We will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office supplies, sales and marketing materials and general working capital.

The following financial information summarizes the more complete historical financial information as indicated in the audited financial statements we are filing with this prospectus.

SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

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Balance Sheet Data:	December 31, 2015
Current assets	$3,516
Total assets	$3,516

Current liabilities	$29,824
Total liabilities	$29,824
Shareholders’ deficit	$(26,308)

Operating Data:	For the period from March 27, 2015 (inception) to December 31, 2015
Revenue, net	$-
Operating expenses	$30,308
Net loss	$(30,308)
Non-controlling interest	2
Net loss to our shareholders	(30,306)
Net income (loss) per share per common share – basic and diluted	$(0.00)
Weighted average number of shares outstanding – basic and diluted	40,000,000

As shown in the financial statements accompanying this prospectus, we have had limited revenues to date and have achieved minimal income since our inception and our accountants have issued us a “going concern” opinion, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

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RISK FACTORS

We are subject to those financial risks generally associated with start-up enterprises. We are also subject to risk factors specific to our business strategy and the mining and clean up industry.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment. In addition to the other information regarding us contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

We are a newly organized enterprise that was incorporated in March 27, 2015 and for the period from March 27, 2015 (inception) through December 31, 2015 we did not generate any revenues. We have a limited operating history upon which an evaluation of our future prospects can be made. From March 27, 2015 (our inception) to December 31, 2015, we have incurred a net loss of ($30,308). Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the mining cleanup industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to offer services at prices that allow us to generate at a profit. Based upon current plans, we expect to incur operating expense in future periods as we incur expenses associated with our business. Further, we cannot guarantee that we will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Our auditor’s report on our December 31, 2015 financial statements express an opinion that substantial doubt exits as to whether we can continue as an ongoing business. Moreover, our officers may be unable or unwilling to loan or advance us any funds. See “Audited Financial Statements – Auditors Report.”

We have incurred a loss since inception and our future is dependent upon us obtaining additional financing and our ability to achieve profitability

We had a net loss of $30,308 for the period from March 27, 2015 (inception) to December 31, 2015. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our services. We plan to seek additional funds through private placements of our common stock. Private placements of our common stock may involve substantial dilution to our existing shareholders. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of Robert Russell, our president and director, and Sean Meadon, chief operating officer and secretary and other director. The loss of our officers and directors, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. There is currently no employment contract by and between any officers/directors and us; however, Robert Russell, and Sean Meadon intend to enter into employment agreements in the future. As of now, there is no guarantee that replacement personnel, if any, will help us to operate profitably. They each have been, and continue to expect to be, able to commit approximately 40 hours per week of their time, to the continued implementation of our business plan. If management were required to spend additional time with outside employment, they may not have sufficient time to devote to us and we would be unable to continue to implement our business plan resulting in the business failure.

We do not maintain key person life insurance on our officer and directors.

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Because some of our assets are located outside of the United States and Robert Russell and Sean Meadon, our directors and officers, reside outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Messers. Russell and Meadon, or to enforce a judgment rendered by a United States court against us or Messers. Russell and Meadon.

While we are incorporated in the United States, our principal office and operations are located in South Africa and Messers. Russell and Meadon, our officers and directors, are non-residents of the United States. Therefore, it may be difficult to effect service of process on Messers. Russell and Meadon in the United States, and it may be difficult to enforce any judgment rendered against Messers. Russell and Meadon. As a result, it may be difficult or impossible for an investor to bring an action against Messers. Russell and Meadon in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of South Africa or Ireland may render that investor unable to enforce a judgment against the assets of Messers. Russell and Meadon. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation whose officers and directors reside within the United States.

Additionally, because some of our assets are located outside of the United States, they may be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were all to be located within the United States under United States bankruptcy laws. A foreign judgment is not directly enforceable in South Africa, but constitutes a cause of action which will be enforced by South African courts provided that:

●	the court that pronounced the judgment had jurisdiction to entertain the case according to the principles recognized by South African law with reference to the jurisdiction of foreign courts;

●	the judgment is final and conclusive;

●	the judgment has not lapsed;

●	the recognition and enforcement of the judgment by South African courts would not be contrary to public policy, including observance of the rules of natural justice which require that the documents initiating the United States proceeding were properly served on the defendant and that the defendant was given the right to be heard and represented by counsel in a free and fair trial before an impartial tribunal;

●	the judgment does not involve the enforcement of a penal or revenue law; and

●	the enforcement of the judgment is not otherwise precluded by the provisions of the Protection of Business Act 99 of 1978, as amended, of the Republic of South Africa.

If we are unable to obtain additional funding our business operation will be harmed, and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

We have limited financial resources. As of December 31, 2015, we had $0 in cash on hand and $3,516 in assets. In 2015, Mr. Russell has advanced us an additional $25,694 to cover the expenses of this Offering. If we are unable to develop our business or secure additional funds our business would fail and our shares may be worthless. We may seek to obtain debt financing as well. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic downturn and macro-economic challenges currently affecting the economy of South Africa and other parts of the world, we may suffer delays or postponement of our planned operations until the economy strengthens, which could in turn effect our ability to obtain additional financing. We anticipate our revenues to be derived from the sale of our products and services, which could be suffer if customers are suffering from the economic downturn. During weak economic conditions, we may not experience any growth if we are unable to obtain financing to enable us to market and offer our services. If the domestic and/or international economy were to weaken, the demand for any consulting services we may desire to offer could decline, which could have a material adverse effect on our operating results and stock price.

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In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital, we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have earned minimal revenue. Failure to generate additional revenue will cause us to go out of business, which will result in the complete loss of your investment.

We do not have any intellectual property and, if we develop any, may not be able to adequately protect it from infringement by third parties.

Our business plan is significantly dependent upon setting up a surface treatment and clean up operation. We do not currently have any intellectual property although we believe that as we develop our systems, we will eventually develop trade secrets and other types of intellectual property. In the event that we develop intellectual property in the future, there can be no assurance that we will be able to control all of the rights for all of our future intellectual property or trade secrets that we may develop. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon these future intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any future intellectual property or successfully prosecute potential infringement of any future intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights that we may obtain, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect any future intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

No Official Confirmation of Mineral Reserves

We rely on information relating to tailings and deposits from results of our prospection and evaluation activities and the historical production information related to the designated operating areas. As such, the actual future production volumes may differ from actual results and impact on overall revenues and profitability.

The mining service we provide might be more expensive to provide than we anticipate.

We expect that future financing that we may obtain will provide the capital required to expand our personnel and provide us the resources to offer additional or more sophisticated surface treatment and clean up services. Expenses associated with acquiring or training personnel to provide the services to our potential customers could increase beyond projected costs because of a range of factors such as an escalation in compensation rates or because of problems or difficulties with technology and equipment used by our personnel.

Competition in the mining cleanup industry is strong. If we cannot successfully compete, our business may be adversely affected.

The marketplace in which we compete is intensely competitive and subject to rapid change. Our competitors include well-established enterprises. Some of these competitors are based globally. We anticipate that we will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by us. Many of these competitors have greater name recognition and resources than us.

Additionally, potential competitors with established market shares and greater financial resources might introduce competing surface treatment or cleanup services. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse affect on our operations. Increased competition could result in lower than expected operating margins or loss of the ability to attract customers, either of which would materially and adversely affect our business, results of operation and financial condition.

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Our operations in South Africa are subject to water use licenses, which could impose significant costs.

Under South African law, our local operations are subject to water use licenses that govern each operation’s water use. These licenses require, among other issues, that mining operations achieve and maintain certain water quality limits for all water discharges, where these apply. Our South African operation will be a lawful user with existing water permits in terms of the Water Act of 1954. Nevertheless, the South African operations will apply to the relevant regional directors for water use licenses in terms of the National Water Act, 1998. Submissions will be made in 2016 and we will work closely with the regional directors in the review process.

We anticipate that the conditions of the licenses may require us to consider and implement alternate water management measures that may have a significant cost implication for our business. Any failure on our part to achieve or maintain compliance with the requirements of these licenses for any of our operations may result in us being subject to penalties, fees and expenses or business interruption due to revoked water licenses. Any of these could have a material effect on our business, operating results and financial condition.

We are subject to extensive environmental regulations.

As a gold mining clean up company, we are subject to extensive environmental regulation. We expect the trend of rising costs due to compliance with South African environmental laws and regulations to continue.

The MPRDA, certain other environmental legislation and the administrative policies of the South African government regulate the impact of the Company’s operations on the environment. Our clients, on On the suspension, cancellation, termination or lapsing of a prospecting permit or mining authorization, will remain liable for compliance with the provisions of various relevant regulations, including any rehabilitation obligations until a closure certificate is issued by the DMR. This liability for our clients will continue until the appropriate authorities have 1) certified that the client has complied with such provisions or 2) authorized the transfer of liability to a competent party.

Estimates of ultimate closure and rehabilitation costs are significant and are based principally on current legal and regulatory requirements that may change materially. Environmental provisions are accrued when they become known, probable and can be reasonably estimated based on industry good practice. In future, our clients may incur significant costs for compliance with increasingly stringent requirements being imposed under new legislation. This may include the need to increase and accelerate expenditure on environmental rehabilitation and to alter environmental provisions, which could have a material effect on their results and financial condition. Our clients may also face increased environmental costs should other mines in the vicinity fail to meet their obligations on the pumping or treatment of water, which could impact their ability to pay us.

The South African government has reviewed requirements imposed on mining companies to ensure environmental restitution. For example, following the introduction of an environmental rights clause in South Africa’s constitution, a number of environmental legislative reform processes have been initiated. Legislation passed as a result of these initiatives has tended to be materially more onerous than previous laws in South Africa. Examples of such legislation include the MPRDA, the National Nuclear Regulator Act 1999, the National Water Act of 1998 and the National Environmental Management Act 1998, which include stringent ‘polluter pays’ provisions. The adoption of these or additional or more comprehensive and stringent requirements, particularly for the management of hazardous waste, pollution of ground and groundwater systems and duty to rehabilitate closed mines, may result in additional costs and liabilities.

Our operations are subject to various laws and regulations relating to protection of the environment.

If we are unable to obtain customers for our services, our business will suffer and likely fail.

Because we lack the resources to advertise our services in traditional publications, we plan to enter into arrangements with other marketers to market our services. As a result, we may be unable to secure marketing agreements before funds are spent on personnel or other forms of advertising. We cannot provide any assurance that we will be able to secure any favorable marketing agreements, or if we were able to, under terms that would allow us to be profitable. If we are unable to obtain adequate marketing, we may not have the ability to generate revenue.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The surface treatment and cleanup industry is subject to a variety of South African laws and regulations related to the type of services that we could provide, the conduct of operations, and payment for services. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in providing our services to clients.

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The South African government may regulate the services that we offer. Our ability to cost effectively provide these services could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

Our officers and directors lack experience in operating a public company, which could prevent us from successfully implementing our business plan and impede our ability to earn revenue.

While our offices and directors have extensive experience in the mining industry, they lack experience in operating a public company. Their lack of experience in operating a public company could hinder their ability to successfully comply with the reporting and other requirements imposed on public companies. It is likely that our management’s inexperience with operating a public company will hinder our ability to earn revenue and comply with various reporting requirements. Each potential investor must carefully consider the lack of experience of our officers and directors before purchasing our common stock.

Our officer and directors may have conflicts in allocating their time to our business

Our officers and directors are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated.

In an effort to resolve such potential conflicts of interest, our officers and directors have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

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Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Our directors have significant control over us and we have not established committees comprised of independent directors.

We have two directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we have two directors, they have significant control over all corporate issues. We do not have an audit or compensation committee comprised of independent directors. Our directors perform these functions and are not independent directors. Thus, there is a potential conflict in that our directors are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our directors’ decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

The socio-economic framework in the regions in which we will operate may have an adverse effect on our operations and profits.

Our operations are in South Africa. As a result, changes to or instability in the economic or political environment in this country or in neighboring countries could affect an investment in us. These risks could include terrorism, civil unrest, nationalization, renegotiation or nullification of existing contracts, leases, permits or other agreements, restrictions on repatriation of earnings or capital and changes in laws and policy, as well as other unforeseeable risks.

It is difficult to predict the future political, social and economic direction in South Africa, or any neighboring country, and the impact government decisions may have on our business.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As an “Emerging Growth Company” under The Jobs Act, we are permitted to rely on exemptions from certain disclosure requirements

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

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Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” on page 25 for a further discussion of this exemption.

RISKS ASSOCIATED WITH THIS OFFERING

The offering price of our common stock has been determined arbitrarily.

The $0.05 per share price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment

We are selling this offering on a self-underwritten, best efforts basis and will retain the proceeds of any shares we sell; and without an underwriter, we may be unable to sell any shares.

This offering is self-underwritten on a best-efforts, basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through Messrs. Russell and Meadon, our officers and directors, who will receive no commissions. They will offer the shares to friends, acquaintances and relatives; however, there is no guarantee that they will be able to sell any of the shares or all of the shares and there is no minimum amount of shares we require to be sold for this offering to proceed. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. We will retain the proceeds of any of the shares we sell. If we raise only a nominal amount of proceeds, then we may be unable to implement our business plan and we may have to suspend or cease operations and you may lose your investment in us.

Investors may lose their entire investment if we fail to implement our business plan.

We expect to face substantial risks, uncertainties, expenses and difficulties. We were formed on March 27, 2015. We have a no demonstrable operations record, on which you can evaluate our business and prospects. We commenced operations in March 2015. As of the date of this prospectus, we have had only limited start-up operations and have not generated any revenues. We cannot guarantee that we will be successful in accomplishing our objectives.

Participation is subject to risks of investing in micro capitalization companies.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

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Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify a market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

i.	any market for our shares will develop;

ii.	the prices at which our common stock will trade; or

iii.	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB), it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high-pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

You will bear a substantial risk of loss due to immediate and substantial dilution of the price you pay for your shares.

Our existing shareholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this Offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.05 you pay for them. Upon completion of the Offering, assuming all the 3,000,000 shares are sold, the net tangible book value of your shares will be $0.003 per share, $0.047 per share less than what you paid for them. Therefore, investors in this Offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

We have no committed source of financing. Wherever possible, our directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our directors have the authority, without action or vote of the shareholders, to issue all or part of the authorized (90,000,000 shares) but unissued (47,000,000 shares) assuming the sale of 3,000,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

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Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably and which could prevent or delay a change in control.

Robert Russell, our director and chief executive officer, owns 20,000,000 or 50% of our common stock and Sean Meadon, our director, chief operating officer and secretary owns 20,000,000 or 50% of our common stock. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions as well as their compensation. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of us.

Our directors have authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of us.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors. [Should Amend]

Our Articles of Incorporation at Article Nine provides for indemnification as follows: “Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (40,000,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

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We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our sole director will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it costlier or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both more than $10 million in assets and either 2,000 security holders of record or 500 security holders of record that are not accredited investors. This means that your access to information regarding our business will be limited. We intend to file the Form 8-A.

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We will incur ongoing costs and expenses for SEC reporting and compliance; without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60-day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

FORWARD-LOOKING STATEMENTS

Information in this Prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, “best-efforts” basis with no minimum number of shares we are required to sell in order for us to proceed with the offering. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the shares we are offering for sale. The total estimated costs of the offering are estimated to be $50,000. We will pay all costs relating to this offering and this amount will accrue on our books and records until we are able to pay the full amount whether from revenues or loans from related or unrelated third parties or shareholders.

Application of Funds	Amount	Amount	Amount	Amount

Total Shareholder Advances	$50,000	$50,000	$50,000	$50,000

Offering Expenses
Legal & Professional Fees	$45,000	$45,000	$45,000	$45,000
Accounting Fees	3,800	3,800	3,800	3,800
SEC Filing fee	24	24	24	24
FINRA filing fee	100	100	100	100
Miscellaneous	76	76	76	76
Blue-sky Fees	1,000	1,000	1,000	1,000
Total Offering Expenses	$50,000	$50,000	$50,000	$50,000

Total Offering Proceeds	$50,000	$100,000	$150,000	$750,000

Use of Net Proceeds
SEC reporting and compliance	$20,000	$20,000	$20,000	$20,000
Establishing an office	2,500	2,500	3,500	3,500
Website expansion	3,000	3,000	4,000	5,000
Marketing and advertising	5,000	25,000	40,000	50,000
Advances to independent contractors	2,500	5,000	10,000	16,000
Other expenses	4,500	19,500	35,000	55,500
Total Use of Net Proceeds(4)	$37,500	$50,000	$112,500	$150,000

Total Use of Proceeds	$37,500	$50,000	$112,500	$150,000

Notes:

(1)	Marketing and advertising will include online Internet marketing as well as print advertising.

(2)	In the event that we raise 50% or less of the total offering, then we do not anticipate advancing any monies to independent contractors.

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(3)	Other expenses may include but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

(4)	The above figures represent only estimated costs. If necessary, Messrs. Russell and Meadon, have verbally agreed to loan the Company any additional funds to complete the registration process. To date, Mr. Russell has advanced the Company $25,694 for the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, Messrs. Russell and Meadon have no obligation to loan such funds to us and that there is no guarantee that they will loan such funds to us beyond the registration costs. Neither Messrs. Russell nor Meadon will be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Russell and he will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

1	Working Capital expenses may include cost to contract with and initial expenses involved in preparation of clean-up sites prior to sub-contractors’ commencement of operations. These costs are based upon management’s prior experience in the industry.

2	Sub-contractor costs are the deposit or costs covered for the first 30-60 days of operation.

3	Other expenses may include but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

4	The above figures represent only estimated costs. If necessary, our directors, have verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, the directors have no obligation to loan such funds to us and there is no guarantee that they will loan such funds to us beyond the registration costs.

5	There is no due date for the repayment of the funds advanced by the directors and they have orally agreed to be repaid from revenues of operations if and when we generate revenues to pay the obligation.

THE OFFERING

This is our initial offering of Common Stock and no public market exists for the securities being offered. We are offering the shares on a “self-underwritten,” best efforts basis up to 3,000,000 shares of our common stock at a price of $0.05 per share and we do not require a minimum number of shares to be sold. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. We are offering the shares directly through our officers and directors. The shares will be offered at a fixed price of $0.05 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares any individual subscriber is required to purchase. This offering is on a self-underwritten, best effort, basis. Robert Russell and Sean Meadon, our officers and directors, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein. The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

In connection with our selling efforts in the offering, Messrs. Russell and Meadon will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Messrs. Russell and Meadon are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Messrs. Russell and Meadon will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Messrs. Russell and Meadon are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Messrs. Russell and Meadon will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Messrs. Russell and Meadon will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the shares being offered. The price per share is fixed at $0.05 for the duration of this offering.

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 5 days of our acceptance of their subscription or as soon thereafter as practicable.

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We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus; or (iii) when the Board of Directors decides it is in our best interest to terminate the offering prior to completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part. We will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in this stock.

Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement, the issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to our offices at 6 Rietfontein Road, Edenburg, Rivonia, Sandton, 2128, Republic of South Africa. All payments are required in the form of United States currency or South African Rand equivalent either by personal check, bank draft, by cashier’s check or electronic funds transfer. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription within 48 hours of its receipt. Any subscription rejected within this 48-hour period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

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We have fixed the price of the current offering at $0.05 per share. This price is significantly greater than the price paid by our officers and directors for common equity since our inception on March 27, 2015. Our officers and directors received shares valued at $0.0001 per share, a difference of $0.0499 per share lower than the share price in this offering, for services rendered.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. This is due in part because of the common stock issued to officers and directors at $0.0001 per share versus the current offering price of $0.05 per share. Please refer to the section titled “Certain Transactions,” herein, for more information. Our net book value on December 31, 2015 was ($26,308). Assuming all 3,000,000 shares offered are sold, and in effect we receive the maximum proceeds of this offering from shareholders, our net book value will be approximately $0.003 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.047 per share while our present stockholders will receive an increase of $0.003 per share in the net tangible book value of the shares they hold. This will result in a 96.30% dilution for purchasers of stock in this offering.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 43,000,000 shares to be outstanding will be $79,492 or approximately $0.002 per share. The net tangible book value per share prior to the offering is ($0.0007). The net tangible book value of the shares held by our existing shareholders will be increased by $0.003 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.003 per share, which will result in 96.30% dilution.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 6.98% of the total number of shares then outstanding for which they will have made cash investment of $150,000 or $0.05 per share. Our existing shareholders will own 93.02% of the total number of shares then outstanding, for which they have made contributions of services valued at $4,000 or $0.0001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 2,250,000 shares are sold, the net tangible book value of the 2,250,000 shares to be outstanding will be $41,992, or approximately $0.001 per share. The net tangible book value per share prior to the offering is ($0.0007). The net tangible book value of the shares held by our existing shareholders will be increased by $0.002 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.002 per share, which will result in 98.01% dilution.

After completion of this offering investors in the offering will own approximately 5.33% of the total number of shares then outstanding for which they will have made cash investment of $112,500, or $0.05 per share. Our existing shareholders will own approximately 94.67% of the total number of shares then outstanding, for which they have made contributions of services valued at $4,000 or $0.0001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 1,500,000 shares to be outstanding will be $4,492, or approximately $0.0001 per share. The net tangible book value per share prior to the offering is ($0.0007). The net tangible book value of the shares held by our existing shareholders will be increased by $0.0008 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $(0.0007) per share, which will result in 99.78% dilution.

After completion of this offering investors in the offering will own approximately 3.61% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.05 per share. Our existing shareholders will own approximately 96.39% of the total number of shares then outstanding, for which they contributed services valued at $4,000 or $0.0001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 750,000 shares are sold, the net tangible book value of the 750,000 shares to be outstanding will be $(33,308), or approximately $(0.0002) per share. The net tangible book value per share prior to the offering is ($0.0007). The net tangible book value of the shares held by our existing shareholders will be decreased by $(0.0002) per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $(0.0008) per share, which will result in 101.62% dilution.

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After completion of this offering investors in the offering will own approximately 1.84% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.05 per share. Our existing shareholders will own approximately 98.16% of the total number of shares then outstanding, for which they contributed services valued at $4,000 or $0.0001 per share.

This following table represents a comparison of the differences of your investment in our shares in this offering and the individuals who are our existing shareholders:

Offering
Existing Stockholders if all the Shares are sold:

Price per share	$0.05

Net Tangible Book Value Before the Offering	$(26,308)

Net Tangible Book Value After the Offering	$79,492

Net Increase to Original Shareholders	$0.003

Decrease in Investment to New Shareholders	$0.048

Dilution to New Shareholders (%)	96.30

Capital contributions	$150,000

Number of shares outstanding before the offering	40,000,000

Number of shares outstanding after the offering assuming the sale of 100% of the shares	43,000,000

Percentage of ownership after the offering	6.98

Existing Stockholders if 75% of the Shares are sold:

Net Tangible Book Value Before the Offering	$(26,308)

Net Tangible Book Value After the Offering	$41,992

Net Increase to Original Shareholders	$0.002

Decrease in Investment to New Shareholders	$0.049

Dilution to New Shareholders (%)	98.01

Capital contributions	$112,500

Number of shares outstanding before the offering	40,000,000

Number of shares outstanding after the offering assuming the sale of 75% of the shares	42,250,000

Percentage of ownership after the offering	5.33

Existing Stockholders if 50% of the Shares are sold:

Net Tangible Book Value Before the Offering	$(26,308)

Net Tangible Book Value After the Offering	$4,492

Net Increase to Original Shareholders	$0.001

Decrease in Investment to New Shareholders	$0.499

Dilution to New Shareholders (%)	99.78

Capital contributions	$75,000

Number of shares outstanding before the offering	40,000,000

Number of shares outstanding after the offering assuming the sale of 50% of the shares	41,500,000

Percentage of ownership after the offering	3.61

Existing Stockholders if 25% of the Shares are sold:

Net Tangible Book Value Per Share Before the Offering	$(26,308)

Net Tangible Book Value Per Share After the Offering	$(33,308)

Net Increase to Original Shareholders	$0.0002

Decrease in Investment to New Shareholders	$0.051

Dilution to New Shareholders (%)	101.62

Capital contributions	$50,000

Number of shares outstanding before the offering	40,000,000

Number of shares outstanding after the offering assuming the sale of 25% of the shares	40,750,000

Percentage of ownership after the offering	1.84

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

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We do not have any common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, Messrs. Russell and Meadon, our officers and directors each hold 20,000,000 shares of our outstanding common stock. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

●	1% of the total number of our common shares then outstanding; or

●	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

●	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

●	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

●	the likelihood of a market for our common shares developing,

●	the liquidity of any such market,

●	the ability of the shareholders to sell the shares, or

●	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the consulting services that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we plan to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both more than $10 million in assets and either 2,000 security holders of record or 500 security holders of record that are not accredited investors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this registration statement on Form S-1.

Impairment of long-lived assets

We, when applicable, continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

We recognize revenue when services have been provided and collection is reasonably assured.

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Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until we are either no longer an “emerging growth company” or we affirmatively and irrevocably opt out of the extended transition period. As a result of our election to rely on the extended transition period, our financial statements may not be comparable to the financial statements of other public companies. During this extended transition period we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period for March 27, 2015 (inception) through December 31, 2015, together with notes thereto, which are included in this registration statement on Form S-1 and our unaudited financial statements for the period from March 27, 2015 (inception) through December 31, 2015, together with notes thereto, which are included in this registration statement on Form S-1. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

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Plan of Operation

We were incorporated in the State of Nevada on March 27, 2015. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a start up enterprise that has not generated any revenue and just recently started our operations. If we are unable to successfully find customers who will engage us to provide surface treatment and mining cleanup services, we may quickly use up the proceeds from this offering.

Our main objective is to offer surface treatment and mining clean up services to mining companies. Our first project will be on the Boksburg site upon receipt of the surface mining right from the Department of Mineral Resources. This first project will provide us with the opportunity to: a) execute the business plan; and b) provide a marketing opportunity to showcase our services to potential customers.

The detailed plan of operation on being granted the mining permits from the Department of Mineral resources on various old dump and plant footprints, the company will commence operations on previously determined “hotspots”, as determined through a sampling process on each area that it wishes to treat.

The mining operation comprises:

1.	Clearing the first half-meter of top soil and vegetation and storing that into a bund wall for later use in rehabilitation;

2.	Ripping up the existing surface and transporting the material to a mobile screening plant;

3.	The screening operation is designed to initially send the material through a scrubber, thereby removing excess plant debris, and then to size the material to provide two fractions, split at the 3mm and 100mm size ranges;

4.	We plan to run the 3mm undersize directly through a falcon concentrator;

5.	The plus 3mm minus 100mm size fraction will be stockpiled to be sent to a commercial plant for further treatment;

6.	The plus 100mm fraction will undergo a reef-picking exercise, after which the discard will be returned to the exposed pit;

7.	Gold analysis of the 3mm undersize tailings from the falcon and bulk analyses of the 3mm-100mm fraction will determine if it is retained for further processing at a commercial plant or if it is returned to the exposed pit; and

8.	On completion of the mining process, the area will be flattened, graded and will be covered over.

Bund wall created from top 0.5m soil
Feed from mining
Oversize from Grizzly back into rehab stockpile
Mining Area
FEEDBIN
SCRUBBER
-3mm
POLYDECK SCREEN
FINAL CONC
FALCON
+3mm-100mm
CONE CRUSHER
+100mm back into rehab stockpile
Lined settling pond
Falcon tailings material back into rehab stockpile

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Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: minimum $2,500 - $3,500.

Upon completion of the offering we plan to set up a physical office. We then intend to acquire the necessary equipment to continue operations. We plan to purchase or lease office equipment such as PC, telephones, fax, office supplies and furniture. Our officer and director, Robert Russell, will take care of our initial administrative duties. We believe that it will cost at least $2,500 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered, we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $3,500. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore, the office set up costs will be approximately $3,500.

Expand Our Website

Time Frame: 3rd-6th months.

Material costs: $3,000-$5,000.

When our office is set up, we intend to begin expanding our website. Our officer and director, Robert Russell, will be in charge of overseeing the expansion of our website and the services we intend to offer. As of the date of this prospectus we have identified and secured the domain name www.preciousmetalsexploration.com. We will work with web consultants to help us with the expansion and functionality of our website. We do not have any written agreements with any web designers at current time. The website expansion costs, including enhanced site design and implementation will be approximately $3,000. If we sell 75% of the shares offered and/or all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $4,000 and $5,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential customers

Time Frame: 6th-12th months.

No material costs.

Now that our website is operational, we will contact and start negotiation with potential customers and referral sources. We will negotiate terms and conditions of collaboration. This activity will be ongoing throughout our operations. Even though the negotiation with potential customers and referral sources will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Commence Marketing Campaign

Time Frame: 6th - 12th months.

Material costs: $5,000-$50,000.

At the same time as we start negotiation process with potential customers and our website is operational, we will begin to market our services. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to attend trade shows in the surface treatment and mining cleanup industry to showcase our services with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We also will use Internet promotion tools on Facebook and Twitter to advertise our services. We intend to spend from $5,000-$50,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

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Hire Independent Contractors

Time Frame: 8th-12th months.

Material costs: $2,500-16,000.

If we raise at least $150,000 in this offering, we intend to hire one salesperson with good knowledge and broad connections in the surface treatment and mining cleanup industry to introduce our services. The salesperson’s job would be to find new potential clients, and to set up agreements with customers and referral sources to engage our services. If we sell 100% of the shares in this offering, we will hire two sales persons. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

In summary, during 1st-6th month we should have established our office and further expanded our website. After this point we should be ready to start more significant operations and start selling our services. During months 6-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Robert Russell, our president will be devoting approximately forty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our services, Mr. Russell has orally agreed to commit more time as required.

Estimated Expenses for the Next Twelve Months

The following provides an overview of our estimated expenses to fund our plan of operation for the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Expenses	Expenses	Expenses	Expenses
SEC reporting and compliance	$20,000	$20,000	$20,000	$20,000
Establishing and office	2,500	2,500	3,500	3,500
Website expansion	3,000	3,000	4,000	5,000
Marketing and advertising	5,000	25,000	40,000	50,000
Advances to independent contractors	2,500	5,000	10,000	16,000
Other expenses	4,500	19,500	35,000	55,500
Total	$37,500	$75,000	$112,500	$150,000

If we sell 25% shares in this offering our cash reserves will be not sufficient to meet our obligations for the next twelve-month period. We anticipate that the minimum additional capital necessary to fund our planned operations in this case for the 12-month period will be approximately $50,000 and will be needed for general administrative expenses, business development, marketing costs and costs associated with being a publicly reporting company. As a result, we will need to seek additional funding in the near future. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from Messrs. Russell and/or Meadon, our officers and directors. Mr. Russell has already advance us $25,694, to meet our obligations for this Offering and complete our 12-months business plan. However, it has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. In the event that we raise 50% or less of the offering, then we do not anticipate advancing any funds to independent contractors.

If we are able to successfully complete the above goals within the estimated timeframes set forth and are able to raise proceeds additional proceeds that may be needed to secure additional personnel and marketing funds, those funds would be allocated as follows:

Our management may hire full or part-time employees or independent contractors over the next six (6) months depending on the amount of proceeds we receive from the Offering; however, at the present, the services provided by our officers and directors appear sufficient at this time. We believe that our operations are currently on a small scale that is manageable by these two individuals and can be supplemented by engaging independent contractors. Our management’s responsibilities are mainly administrative at this early stage. While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize may be independent contractors. We do not intend to enter into any employment agreements with any of these professionals. Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur any material research costs in the next twelve months; we currently do not own any plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our officer or directors. Additionally, we believe that this fact shall not materially change.

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Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

BUSINESS

We were incorporated under the laws of the State of Nevada on March 27, 2015, with fiscal year end in December 31. We are a startup company that has not generated any revenue and just recently started our operations. If we are unable to successfully find customers who will engage us to provide surface treatment and mining cleanup services, we may quickly use up the proceeds from this offering.

Since beginning operations in March 2015, we have not earned any revenues or provided any services and we have incurred a loss of $30,308 as of December 31, 2015. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Our chief executive officer and director, Robert Russell, and our other office, Sean Meadon, are our only personnel. Messrs. Russell and Meadon will devote at least 40 hours per week to us but may increase the number of hours as necessary. We intend to advertise our services on the Internet and market them to third party referral sources.

In March 2015, the Company issued 20,000,000 common shares each to Robert Russell and Sean Meadon for services rendered in our formation and organization valued at $2,000 each or $0.0001 per share. These transactions are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(a)(2) of the Act.

We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not generated profits to date and has minimal liquidity, which raises substantial doubt as to its ability to continue as a going concern.”

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Financing Strategy

Our ability to increase our revenues and market our services will dependent on additional outside financing, advances from our shareholders and reinvesting our profits. Primary responsibility for the overall planning and management of our services will rest with our management. For each service we plan to offer, management will need to assess the market and our needs to offer such services at cost-effective prices. All decisions will be subject to budgetary restrictions and our business control. We cannot provide any guarantee that we will be able to ever offer services on cost-effect terms.

Whenever possible we will attempt to make arrangements with providers of goods and services that we might utilize to defer payment until a later stage in our revenue cycle. Once we determine our cash flow needs, there are various methods of obtaining the funds needed to provide our services to our future clients. Examples of financing alternatives include the assignment of our rights to receivables and equity to the extent we are able to obtain shares from our clients for services rendered. Alternatively, we may form a limited liability company or partnership where we will be the managing member or the general partner and raise funds to finance our services.

Competition

The surface treatment and mining clean up industry is highly competitive. We compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations that perform this service as well as many companies that have greater financial and other resources than us.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtain more experienced employees than we can.

Intellectual Property Rights

We do not currently have any intellectual property rights.

Our Website

Our website is located at www.preciousmetalsexploration.com and will provide a description of our company, our services, mission statement along with our contact information including our address, telephone number and e-mail address.

Dependence On Customers

We do not have any customers.

Trademarks and Patents

We do not have any registered trademarks or patents.

Need for Any Government Approval of Principal Services

We are also subject to South African laws as well as United States federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. Sales of the services we intend to provide to customers may be subject to South African, U.S. and local government regulations.

Research and Development

We have not spent any money on research and development activities.

Employees

At the present time, we do not have any employees other than our officers and directors who devote their time as needed to our business and expect to devote forty hours per week.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us. None of our officers or director is a party to any legal proceeding or litigation. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

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Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 6 Rietfontein Rd., Edenburg, Rivonia, Sandton, South Africa, 2128. We have a oral lease with the landlord our Director, R. Russell

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors serve until their successors are elected and qualified. Our directors elect our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating or compensation committees.

The name, address, age, and position of our present officers and director is set forth below:

Name	Age	Title(s)

Robert Russell	48	Chairman, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer

Sean Meadon	52	Chief Operating Officer & Secretary

The persons named above have held their offices/positions since March 27, 2015, and we expect them to hold their offices/positions at least until the next annual meeting of our shareholders.

Mr. Robert Russell, Chairman, President, Chief Executive Officer, and Chief Financial Officer

Robert Russell is our Chairman, Chief Executive Officer, and Chief Financial Officer and has served in that capacity since March 27, 2015. From 2009 to the present, Mr. Russell has served Director of Capital Sense Ltd., a small business consulting firm. Mr. Russell has also successfully built and managed numerous real estate projects and brings management, financial entrepreneurial, business development and strategic skills to us. Mr. Russell has spent the last 15 years in the areas of consulting, acquisitions, mergers, developing public and private companies, growth financing and business development.

In his career, he has consulted with many start-up businesses and well as established companies; both privately held and publicly traded, on such matters as financing, business development, mergers and acquisitions, project management. Mr. Russell is a graduate from Damlien College and holds a diploma in Business and financial management.

Mr. Sean Meadon, Chief operating officer & Secretary

Sean Meadon is our Chief operating officer & Secretary, and has served in this capacity since March 27, 2015.

Mr. Meadon is currently the Vice President of Exploration at Gold One Inetrnational Limited where he is responsible for all group exploration in Southern Africa and has held this position since 2013. Prior to his promotion he was the Geology manager for Gold One International Limited where he was seconded on a project manager basis to various mining development projects within the company.

From 2009 until 2012 he worked as a consultant at SRK Consulting, an independent, international organization of professional engineers and scientists providing a range of technical consulting services to natural resource industries. From 1999 until 2009 he was the director and owner of Deadline Solution, a consulting firm that provided services in the mining sector where he provided assistance in mergers, acquisition, mine evaluation and planning.

Mr. Meadon brings a wealth of knowledge of the mining industry to the company along with an extensive lists of contacts.

Mr. Meadon is a Mineral Resources and Exploration Professional and has the following degrees: a BSc (Geology) Honours – University of Natal, Durban, 1990, MSc (Geology), University of Witwatersrand,1993 (distinction), Certificate in Linear Geostatistics – Fountainbleu (Paris school of Mines). Mr. Meadon is a registered member of SACNASP.

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He has been involved in the fields of geological and ore body computer modelling, resource estimation for the last 23 years. His expertise includes:

●	supervision of exploration drilling programs for underground and surface operations, core logging and sampling for assay analyses;

●	geological, resource modelling;

●	applications for New Order Prospecting and Mining Permits;

●	management of LOM Resource determination on SAMREC/JORC platforms;

●	independent audit reviews and evaluations of the geological and resource modelling of various deposits;

●	experience in the use of various Geological software, for geological modelling and geo-statistical estimation;

●	exploration Project management and budget controls, evaluation and due diligence auditing;

●	3 dimensional geological modelling of various ore bodies.

Mr. Meadon is multilingual and has experience working with mining companies in Southern Africa, including Samancor, Gold One, Harmony Gold Mines as well as experience in running his own firm, Deadline Solutions, a mining consulting company.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

While no member of management will be required by us to work on a full time basis, Mr. Meadon does not intend to devote any time to any of his prior business entities. Accordingly, while certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he may devote his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each officer’s understanding of his fiduciary duties to us. Deadline Solutions, Mr. Meadon’s other entity, provided general mining business consulting services to its clients.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Currently we have two officers and one director and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

On March 27, 2015, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our registration statement of which this prospectus is a part.

Board of Directors

Our directors hold office until the completion of their term of office, which is not longer than one year, or until a successor(s) have been elected. Our director’s term of office expires on March 31, 2016. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

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Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1)	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4)	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5)	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors’ liability insurance at such time when we have the resources to do so.

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Summary Executive Compensation Table

The following table shows, for the period from March 27, 2015 (inception) to February 29, 2016, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Robert Russell, CEO, CFO and Director(1)	2016	-	-	-	-	-	-	-	-
	2015	-	-	-	-	-	-	2,000	2,000

Sean Meadon, Chief operating officer & Secretary(1)	2016	-	-	-	-	-	-	-	-
	2015							2,000	2,000

We have no formal employment arrangement with Messrs. Russell or Meadon at this time. Messrs. Russell and Meadon’s compensation has not been fixed or based on any percentage calculations. Messrs. Russell and Meadon will make all decisions determining the amount and timing of their compensation and, for the immediate future, will not receive any compensation. The Company’s board will formalize Messrs. Russell and Meadon’s compensation amount if and when his annual compensation exceeds $50,000.

(1) Robert Russell and Sean Meadon, each received 20,000,000 shares of our common stock for organizational services, which our directors valued at $0.0001 per share, or $2,000, for preformation efforts. We do not intend on issuing any additional shares to Messrs. Russell or Meadon for organizational services.

Grants of Plan-Based Awards Table

We currently do not have any equity compensation plans. Therefore, none of our named executive officers received any grants of stock, option awards or other plan-based awards during the period from March 27, 2015 (inception) through December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End Table

None. We do not have any equity award compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of February 29, 2016, we had 40,000,000 shares of common stock outstanding, which is held by 2 shareholders. There is not any pending or anticipated arrangements that may cause a change in control.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Robert Russell	20,000,000	50.00%

Common Stock	Sean Meadon	20,000,000	50.00%

		40,000,000	100.00%
	All Officers and Directors as a Group (2 persons)	40,000,000	100.00%

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our promoters are Messrs. Russell and Meadon, our officers and directors.

Our office and mailing address is 6 Rietfontein Rd., Edenburg, Rivonia, Sandton, South Africa, 2128.

On March 27, 2015, we issued 40,000,000 shares of our common stock as follows: (1) 20,000,000 shares of our common stock to Robert Russell, our officer and director, valued at $0.0001 per share or $2,000 for services rendered in our formation; and (2) 20,000,000 shares of our common stock to Sean Meadon, our other officer and director, valued at $0.0001 per share or $2,000 for services rendered in our formation. These shares were issued in exchange for services our board of directors valued at $4,000 or $2,000 for each director.

Our officers and sole director are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and directors have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses where required;

●	disclose in any and all filings with the Securities and Exchange Commission, where required;

●	obtain disinterested directors’ consent; and

●	obtain shareholder consent where required.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Nevada on March 27, 2015. We were authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share.

Common Stock

Our certificate of incorporation authorizes the issuance of 90,000,000 shares of common stock, $0.0000001 par value per share. As of the date of this registration statement, there are 40,000,000 shares of our common stock issued and outstanding held by 2 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

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See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies with cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

We refer you to the Bylaws and our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

We have not presently secured an independent stock transfer agent. We have identified an agent to retain and intend such transfer agent to be Globex Transfer, LLC, 780 Deltona Boulevard, Suite 202, Deltona, FL 32725, having a telephone number of (813) 344-4490.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Three shareholders currently hold our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We do not have a market to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. We intend to contact market makers to file an application with FINRA however; there can be no assurance as to whether we will be able to locate a market maker or, in the event that one agrees to file an application, such market maker’s application will be accepted by FINRA. We estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a self-underwritten, best-efforts basis utilizing the efforts of Messrs. Russell and Meadon, our officers and directors. Potential investors include, but are not limited to, family, friends and acquaintances of Messrs. Russell and Meadon. The intended methods of communication include, without limitation, telephone calls and personal contact. There is no minimum number of shares that we need to sell in the offering for us to use the proceeds from the sale of any of the shares.

We will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by us must be made at the fixed price of $0.05 for up to 180 days from the effective date of this prospectus.

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Our shares may be sold to purchasers from time to time directly by and subject to the discretion of the Board. Further, we will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by us may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be approximately $50,000.

Messrs. Russell and Meadon Mr. Vigil and Ms. Vigil will not receive commissions for any sales originated on our behalf. We believe that Messrs. Russell and Meadon are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Messrs. Russell and Meadon:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.	Will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.	Are not an associated person of a broker or dealer; and

c.	Meets the conditions of the following:

i.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.	Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to us and will be deposited in our general bank account available for immediate use. All subscription agreements and checks are irrevocable.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We expressly reserve the right to either accept or reject any subscription within 48 hours of its receipt. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to OTCBB quoted securities.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

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If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because analysts do usually not follow OTCBB stocks, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $750,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $750,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell” at the time of application.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, we intend to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about us will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, our shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on us: Michigan, New Hampshire, Texas and Vermont. We intend, at our own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

Hateley & Hampton, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

INTEREST OF NAMED EXPERTS

Our audited financial statements for the interim period ended December 31, 2015, and the related statements of operation, changes in shareholders’ equity and cash flows for the period from March 27, 2015 (inception) to December 31, 2015, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Anton & Chia, LLP given on the authority of such firm as experts in accounting and auditing.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING ANDFINANCIAL DISCLOSURE

Our auditors are the firm of Anton & Chia, LLP operating from their offices located at 3501 Jamboree Road, Suite 540, Newport Beach, CA 92660. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock that are to be sold in this offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (which we plan to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Precious Metals Exploration Corp.

6 Rietfontein Rd., Edenburg

Rivonia, Sandton, South Africa, 2128

Tel: (27-11) 234-7976

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PRECIOUS METALS EXPLORATION CORP.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015

AND FOR THE PERIOD FROM MARCH 27, 2015

(DATE OF INCEPTION) TO DECEMBER 31, 2015

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Precious Metals Exploration Corp.

We have audited the balance sheet of Precious Metals Exploration Corp. (the “Company”) as of December 31, 2015 and the related statements of operations, stockholders’ deficit and cash flows for the period from March 27, 2015 (inception) through December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and the results of its operations and its cash flows for the period from March 27, 2015 (Inception) through December 31, 2015 in conformity with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in Note 7 to the financial statements, the Company has prepaid expenses and incurred an accumulated deficit of $30,315 as of December 31, 2015. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
March 18, 2016
Newport Beach, CA

F-1

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

PRECIOUS METALS EXPLORATION CORP.

Balance Sheet

December 31, 2015

ASSETS
Current Assets
Prepaid expenses	$3,516
Total Current Assets	3,516

TOTAL ASSETS	$3,516

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	$4,130
Related party payable	25,694
Total Current Liabilities	29,824

TOTAL LIABILITIES	29,824

STOCKHOLDERS’ DEFICIT
Common Stock; Authorized 90,000,000 common shares, $0.0000001 par, 40,000,000 issued and outstanding on December 31, 2015	4
Additional paid-in capital	3,996
Accumulated Deficit	(30,306)
Total Company deficit	(26,306)
Non-controlling interest in subsidiary	(2)
TOTAL STOCKHOLDERS’ DEFICIT	(26,308)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$3,516

The accompanying notes are an intergral part of these financial statements.

F-2

PRECIOUS METALS EXPLORATION CORP.

Statement of Operations

For the Period from March 27, 2015 (Inception) through December 31, 2015

March 27, 2015 (Inception) through December 31, 2015
Revenues:
Sales, net	$-

Expenses

General & administrative expenses	$337
Stock-based compensation	4,000
Consulting fees	13,471
Professional fees	12,500

Total Expenses	$30,308

Net Loss for the Period	$(30,308)
Non-controlling interest	2

Net loss to Company shareholders	(30,306)

Basic and diluted loss per common share	$(0.00)

Weighted average number of common shares outstanding
Basic and diluted	40,000,000

The accompanying notes are an intergral part of these financial statements.

F-3

PRECIOUS METALS EXPLORATION CORP.

Statement of Stockholders’ Deficit

For the period from March 27, 2015 (inception) through December 31, 2015

			Additional		Non-
	Common Stock		Paid-in	Accumulated	Controlling	Stockholders’
	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance at March 27, 2015 (Inception)	-	$-	$-	$-	-	$-

Founders’ shares, par value $0.0000001, issued on March 27, 2015 at $0.0001 per share	40,000,000	4	3,996	-	-	4,000

Net loss for the period	-	-	-	(30,308)	-	(30,308)

Noncontrolling interest	-	-	-	2	(2)	-

Balances, December 31, 2015	40,000,000	$4	$3,996	$(30,306)	(2)	$(26,308)

The accompanying notes are an intergral part of these financial statements.

F-4

PRECIOUS METALS EXPLORATION CORP.

Statement of Cash Flows

For the Period from March 27, 2015 (inception) through December 31, 2015

March 27, 2015 (Inception) to December 31, 2015
OPERATING ACTIVITIES
Net Loss	$(30,308)
Adjustments to reconcile Net Income to net cash provided by (used for) operations:
Related party advances	25,694
Stock-based compensation	4,000
Prepaid expenses	(3,516)
Accounts payable	4,130
Net cash used in Operating Activities	-

Net cash increase for period	-
Cash, at beginning of period	-

Cash, at end of period	$-

Supplemental cash flow information:
Cash paid of interest	$-
Cash paid for income taxes	$-

The accompanying notes are an intergral part of these financial statements.

F-5

PRECIOUS METALS EXPLORATION CORP.

Notes to the Financial Statements

December 31, 2015 and for the period from March 27, 2015 (inception) to December 31, 2015

NOTE 1–NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Nevada on March 27, 2015, under the name Precious Metal Exploration Corp. Anganna Investments 143 (Pty) Ltd. (the “Subsidiary”) was incorporated on December 12, 2014 pursuant to the Companies Act of 2008 of the Republic of South Africa, of which we own 76% and a shareholder owns 24%. The Company has limited operations and is developing a business plan to exploit mining properties in South Africa. To date, its business activities have been limited to organizational matters and developing the property. It is a startup company and has not yet realized any revenues from its planned operations.

NOTE 2–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its Subsidiary. Intercompany accounts and transactions have been eliminated. Our financial statements are prepared using in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s financial statements are prepared under the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. As of December 31, 2015, the Company does not have any cash or cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

F-6

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or securities.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by FASB ASC 825, “Financial Instruments” include prepaid expense and accounts payable and related party advances. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2015.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1. Observable inputs such as quoted prices in active markets;

●	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

Revenue Recognition

The Company’s financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-7

NOTE 3–INCOME TAXES

As of December 31, 2015, the Company had a net operating loss carry forward of $30,308 that may be available to reduce future years’ taxable income through 2035.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

As of December 31, 2015
Deferred tax assets:
Net operating tax carry-forwards	$10,305

Gross deferred tax asset	10,305
Valuation allowance	(10,305)
Net deferred tax assets	$-

As of December 31, 2015, the Company has a net operating loss carry-forward of approximately $30,308, which will expire 20 years from the date the loss was incurred.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 4–STOCKHOLDERS’ DEFICIT

The Company was formed with one class of common stock, $0.0000001 par value and is authorized to issue 90,000,000 common shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

On March 27, 2015, the Company issued 40,000,000 shares of common stock to its founders, Robert Russell and Sean Meadon. Mr. Russell is the Company’s Chairman, President and Chief Executive Officer and Mr. Meadon is a director and its Chief Operating Officer. The Company issued this stock to Mr. Russell and Mr. Meadon at a price of $0.0001 per share for $4,000 in services rendered in its formation. The Company’s board of directors deemed the price issued for the services rendered to be fair and reasonable.

As of December 31, 2015, there are 40,000,000 shares of common stock outstanding.

NOTE 5–RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Mr. Russell, one of the Company’s major shareholder has orally agreed to provide additional working capital to the Company. These advances are expected to be unsecured and not carry an interest rate or repayment terms; however, the shareholder has orally agreed not to seek repayment if he advances any funds until the Company is financially able to repay him. Mr. Russell has advanced the Company $25,694 as of December 31, 2015.

NOTE 6–GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

F-8

Management intends to focus on raising additional funds for the second and third quarters going forward. The Company cannot provide any assurance or guarantee that it will be able to generate revenues. Potential investors must be aware if it is unable to raise additional funds through the sale of its common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from March 27, 2015 (inception) to December 31, 2015 of $30,308. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7–PROPERTY

The Company does not own any property and commencing on April 1, 2015, an unrelated third party provides office space to the Company for no cost.

NOTE 8–SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after December 31, 2015 through the date the financial statements are available for issuance and notes that there are none.

F-9

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement independently of whether or not all shares are sold. Estimated expenses payable by us in connection with the registration statement and distribution of our common stock registered hereby are as follows:

Legal and Accounting*	$43,500.00
SEC Filing Fee*	15.11
Blue sky fees and expenses*	5,000.00
Miscellaneous*	484.89
TOTAL	$50,000.00

* Indicates expenses that we have estimated for filing purposes.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have a provision in our Articles of Incorporation at Article Nine thereof providing for indemnification of our officers and directors as follows.

Our Articles of Incorporation at Article Nine provides for indemnification as follows: “Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

Set forth below is information regarding our issuance and sales of securities without registration since inception. For all of these issuances and sales, we did not use an underwriter, we did not advertise or publicly solicit the shareholders, we did not pay any commissions and the securities bear a restrictive legend.

From March 27, 2015 (inception) through December 31, 2015, we issued 40,000,000 shares, $0.0000001 par value, common stock for services rendered in our formation.

We are not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

March 27, 2015

We issued 40,000,000 common shares as follows: (1) 20,000,000 to Robert Russell our officer and director for services rendered in our formation valued at $2,000, or $0.0001 per share and 20,000,000 shares to Sean Meadon, our other officer and director for services rendered in our formation valued at $2,000, or $0.0001 per share. We issued these securities in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

(b) USE OF PROCEEDS

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of (1) the disclosure of the application of the offering proceeds, or (2) disclosure of the termination of this offering.

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EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Name/Identification of Exhibit
3.1*	Articles of Incorporation
3.1.1*	Certificate of Amendment to Articles of Incorporation
3.2*	Bylaws
5.1*	Opinion of Hateley & Hampton
14.1*	Code of Ethics
23.1*	Consent of Anton & Chia, LLP
23.2*	Consent of Hateley & Hampton Law (included in Exhibit 5.1)
99.1*	Copy of Subscription Agreement

*	Filed herewith.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

46

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sandton, South Africa, on March 21, 2016.

PRECIOUS METALS EXPLORATION CORP.

/s/ Robert Russell	/s/ Sean Meadon
Robert Russell	Sean Meadon
Chairman, President, Chief Executive Officer, Secretary and Principal Financial and Accounting Officer	Chief operating officer & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert Russell	/s/ Sean Meadon
Robert Russell	Sean Meadon
Chairman, President, Chief Executive Officer, Secretary and Principal Financial and Accounting Officer	Chief operating officer & Secretary

March 21, 2016	March 21, 2016

48